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                                                                 EXHIBIT (a)(7)

This announcement is not an offer to purchase nor a solicitation of an offer to sell Shares (as defined). The Offer (as defined) is made solely by the Offer to Purchase dated December 23, 1998 and the related Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the
     Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where the applicable laws require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of
         Catalog Acquisition Co. by one or more registered
          brokers or dealers licensed under the laws of
                        such jurisdiction.


                     NOTICE OF OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK

                                      OF

                             LCS INDUSTRIES, INC.

                                      AT

                          $17.50 NET PER COMMON SHARE

                                      BY

                            CATALOG ACQUISITION CO.

                         A WHOLLY-OWNED SUBSIDIARY OF

                       CUSTOMERONE HOLDING CORPORATION
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     Catalog Acquisition Co., a Delaware corporation ("Purchaser"), that is a wholly-owned subsidiary of CustomerONE Holding Corporation, a Delaware corporation ("Parent"), and an indirect subsidiary of Onex Corporation, a corporation organized under the laws of Canada, hereby offers to purchase all outstanding shares of Common Stock, $0.01 par value per share (the "Shares"), of LCS Industries, Inc., a Delaware corporation (the "Company"), at $17.50 per Share, net to the seller in cash (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated December
23, 1998 and in the related Letter of Transmittal (which, together with any amendments or supplements, constitute the "Offer").

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
         NEW YORK CITY TIME, ON FRIDAY, JANUARY 22, 1999, OR SUCH LATER DATE TO WHICH THE OFFER IS EXTENDED (THE "EXPIRATION DATE").

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (i) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF SHARES, WHICH, TOGETHER WITH ANY SHARES THEN BENEFICIALLY OWNED BY PURCHASER
AND PARENT, WOULD REPRESENT AT LEAST A MAJORITY OF THE SHARES OUTSTANDING ON A FULLY-DILUTED BASIS (OR, AT THE OPTION OF THE PARENT, A LESSER NUMBER EQUALING A MAJORITY OF THE SHARES ON AN ISSUED AND OUTSTANDING BASIS) (THE "MINIMUM CONDITION"), (ii) ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, HAVING EXPIRED OR BEEN TERMINATED AND (iii) CERTAIN OTHER TERMS AND CONDITIONS SET FORTH IN THE OFFER AND THE MERGER AGREEMENT (AS DEFINED).

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE OFFER AND THE MERGER AND DETERMINED THAT THE MERGER AGREEMENT, THE OFFER AND THE MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, THE HOLDERS OF SHARES AND RECOMMENDS THAT HOLDERS OF SHARES ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

     The Offer is being made pursuant to an Agreement and Plan of Merger dated as of December 17, 1998 (the "Merger Agreement") among the Company, Parent and Purchaser. The Merger Agreement provides, among other things, that as soon as practicable after the consummation of the Offer, Purchaser will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation (the "Surviving Corporation"). Pursuant to the Merger, each outstanding Share (other than Shares held by Parent, Purchaser or any other subsidiary of Parent and Shares held by stockholders properly exercising appraisal rights under Delaware law) will be converted into the right to receive the Offer Price, without interest.

     Purchaser expressly reserves the right to modify the terms of the Offer, provided that, without the Company's written consent, Purchaser shall not (i) reduce the number of shares which Purchaser is offering to purchase in the Offer, (ii) reduce the Offer Price, (iii) modify or add to the conditions set forth above, (iv) change the form of consideration payable in the Offer, or (v) otherwise amend or modify the Offer in any manner adverse to the holders of the Shares. Notwithstanding the foregoing, if on any scheduled expiration date the number of shares that have been physically tendered and not withdrawn represents more than 50% of the Shares outstanding on a fully-diluted basis but less than 90% of each class of capital stock of the Company on a fully-diluted basis, Purchaser may extend the Offer for up to 10 additional business days from the date all conditions to the Offer (other than the Minimum Condition) shall first have been satisfied. Further, Purchaser may extend the Offer beyond the Expiration Date up to February 24, 1999 if at the Expiration Date certain conditions set forth in the Merger Agreement are not satisfied or waived. Any such extension will be followed as promptly as practicable by public announcement thereof.
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     For purposes of the Offer, Purchaser shall be deemed to have accepted for payment tendered Shares when, as and if Purchaser gives oral or written notice to American Securities Transfer & Trust Inc. (the "Depositary") of its acceptance of the tenders of such Shares. Payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Shares (or a confirmation of a book-entry transfer of such Shares, into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase)), a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents.

     Tenders of Shares made pursuant to the Offer may be withdrawn any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after January 22, 1999 unless theretofore accepted for payment as provided in the Offer to Purchase. To be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Depositary at one of its addresses set forth in the Offer to Purchase and must specify the name of the person who tendered the Shares to be withdrawn and the number of Shares to be withdrawn. If the Shares to be withdrawn have been delivered to the Depositary, a signed notice of withdrawal with (except in the case of Shares tendered by an Eligible Institution (as defined in the Offer to Purchase)) signatures guaranteed by an Eligible Institution must be submitted prior to the release of such Shares. In addition, such notice must specify, in the case of Shares tendered by delivery of certificates, the name of the registered holder (if different from that of the tendering stockholder) and the serial numbers shown on the particular certificates evidencing the Shares to be withdrawn or, in the case of Shares tendered by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares.

     The information required to be disclosed by paragraph (e)(1)(vii) of Rule 14d-6 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, is contained in the Offer to Purchase and is incorporated herein by reference. The Company has provided Purchaser with the Company's stockholder list and security position listings for the purpose of disseminating the Offer to holders of Shares. The Offer to Purchase and the related Letter of Transmittal will be mailed to record holders of Shares and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the stockholder list or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares.

     THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER. REQUESTS FOR COPIES OF THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL AND ANY OTHER TENDER OFFER MATERIALS MAY BE DIRECTED TO THE INFORMATION AGENT AS SET FORTH BELOW, AND COPIES WILL BE FURNISHED PROMPTLY AT PURCHASER'S EXPENSE.

                    The Information Agent for the Offer is:

                             D.F. KING & CO., INC.
                                77 Water Street
                            New York, New York 10005
                 Banks and Brokers Call Collect: (212) 269-5550
                   ALL OTHERS CALL TOLL FREE: (800) 431-9645

December 23, 1998